As filed with the Securities and Exchange Commission on May 10, 2019

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________
MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4204626
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Oceangate, Suite 100
Long Beach, California	90802
(Address of Principal Executive Offices)	(Zip Code)
MOLINA HEALTHCARE, INC.
2019 EQUITY INCENTIVE PLAN
AND
MOLINA HEALTHCARE, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
________________
Jeff D. Barlow, Esq.
Chief Legal Officer
and Secretary
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, California 90802
(Name and address of agent for service)

(562) 435-3666
(Telephone number, including area code, of agent for service)
________________
Copy to:

Iain Mickle, Esq.
Boutin Jones Inc.
555 Capitol Mall, Suite 1500
Sacramento, California 95814
(916) 321-4444
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non-accelerated filer    ☐    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.001 per share, issuable under the Molina Healthcare, Inc. 2019 Equity Incentive Plan	2,900,000(3)	$127.50	$ 369,750,000.00	$ 44,813.70
Common Stock, par value $0.001 per share, issuable upon purchase of shares to be issued under the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan	3,000,000(4)	$127.50	$ 382,500,000.00	$46,359.00
Total	5,900,000		$ 752,250,000.00	$91,172.70

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of Molina Healthcare, Inc.’s (“the Registrant”) common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on the New York Stock Exchange on May 8, 2019 in accordance with Rule 457(c) of the Securities Act.

(3) Reflects 903,387 authorized but unissued shares of the Registrant’s common stock under the Molina Healthcare, Inc. 2011 Equity Incentive Plan and 1,996,613 newly authorized but unissued shares of the Registrant’s common stock under the Molina Healthcare, Inc. 2019 Equity Incentive Plan.

(4) Reflects 731,001 authorized but unissued shares of the Registrant’s common stock under the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan and 2,268,999 newly authorized but unissued shares of the Registrant’s common stock under the Molina Healthcare, Inc. 2019 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by the Securities and Exchange Commission (the “Commission”) in Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed February 19, 2019.

2.	The Registrant’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2019, filed April 30, 2019.

3.
The description of the Registrant’s Common Stock contained in its Form S-1 Registration Statement, filed December 30, 2002, under file number 333-102268, as amended, including any amendment or report filed for the purpose of updating such information.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mr. Jeff D. Barlow, Esq., who is giving an opinion on the validity of the securities being registered, is Chief Legal Officer and Secretary for the Registrant and holds Common Stock of the Registrant and equity compensation awards with respect to Common Stock of the Registrant. Mr. Barlow is eligible to participate in the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees, and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, the Registrant has entered into separate indemnification agreements with its directors, officers, and certain employees which requires the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers, or other employees, as applicable. The Registrant also maintains director and officer liability insurance that insures directors and officers of the Registrant against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers, directors, and certain employees may be sufficiently broad to permit indemnification of the Registrant’s officers, directors, and such employees for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the Index to Exhibits.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in such Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on May 10, 2019.

MOLINA HEALTHCARE, INC.

By:    /s/ Joseph M. Zubretsky
Joseph M. Zubretsky
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph M. Zubretsky and Jeff D. Barlow, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8, and to file any such amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Zubretsky Joseph M. Zubretsky	Director, Chief Executive Officer and President (Principal Executive Officer)	May 10, 2019

/s/ Thomas L. Tran Thomas L. Tran	Chief Financial Officer (Principal Financial Officer)	May 10, 2019

/s/ Maurice S. Hebert Maurice S. Hebert	Chief Accounting Officer (Principal Accounting Officer)	May 10, 2019
/s/ Dale B. Wolf Dale B. Wolf	Chairman of the Board of Directors	May 10, 2019

/s/ Barbara L. Brasier Barbara L. Brasier	Director	May 10, 2019

/s/ Garrey E. Carruthers Garrey E. Carruthers	Director	May 10, 2019

/s/ Daniel Cooperman Daniel Cooperman	Director	May 10, 2019

/s/ Steven J. Orlando Steven J. Orlando	Director	May 10, 2019

/s/ Ronna E. Romney Ronna E. Romney	Director	May 10, 2019

/s/ Richard M. Schapiro Richard M. Schapiro	Director	May 10, 2019

/s/ Richard C. Zoretic Richard C. Zoretic	Director	May 10, 2019

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

4.2	Certificate of Amendment to the Certificate of Incorporation of Molina Healthcare, Inc. (incorporated by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A filed March 25, 2013).

4.3
Certificate of Amendment to the Certificate of Incorporation of Molina Healthcare, Inc. (incorporated by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A filed on March 25, 2019).

4.4	Sixth Amended and Restated Bylaws of Molina Healthcare, Inc. (incorporated by reference to Exhibit 3.3 to Registrant’s Form 10-K filed February 19, 2019).

4.5	Form of share certificate for common stock (incorporated by reference to Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

5.1	Opinion of Molina Healthcare, Inc. Chief Legal Officer and Secretary.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Molina Healthcare, Inc. Chief Legal Officer and Secretary (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page).*

99.1	2019 Equity Incentive Plan (incorporated by reference to Appendix B to Registrant’s Proxy Statement on Schedule 14A filed on March 25, 2019).

99.2	2019 Employee Stock Purchase Plan (incorporated by reference to Appendix C to Registrant’s Proxy Statement on Schedule 14A filed on March 25, 2019).

* Filed herewith